Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 8, 2006 relating to the financial statements, which appears in the 2008 Annual Report to Shareholders, which is incorporated by reference in AmeriCredit Corp.’s Annual Report on Form 10-K for the year ended June 30, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

December 16, 2008